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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2004

                              RAIT INVESTMENT TRUST
                              ---------------------
             (Exact name of registrant as specified in its charter)

     Maryland                      1-14760                 23-2919819
-----------------------          ------------          -------------------
(State of incorporation          (Commission            (I.R.S. Employer
   or organization)              File Number)          Identification No.)

                           c/o RAIT Partnership, L.P.
             1818 Market Street, 28th Floor, Philadelphia, PA 19103
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 861-7900


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On March 17, 2004, the Company filed with the State Department of Assessments and Taxation of Maryland (the "Department") Articles Supplementary dated March 16, 2004 (the "Articles Supplementary") to the Declaration of Trust of the Company designating and classifying the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred Shares"). On March 18, 2004, the Company filed with the Department a Certificate of Correction to the Articles Supplementary which corrected the provision relating to the setting of the record date by the Board of Trustees of the Company (the "Board") with respect to the March 31, 2004 dividend payment date of the Series A Preferred Shares. The Articles Supplementary, as corrected, permit the Board to designate a record date with respect to the March 31, 2004 dividend payment for the Series A Preferred Shares that is not less than 5 calendar days immediately preceding the dividend payment date for such dividend payment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  Exhibit Number            Description of Document
                  --------------            -----------------------
                      4.1                   Articles Supplementary
                      4.2                   Certificate of Correction to
                                            Articles Supplementary


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RAIT INVESTMENT TRUST

Date:  March 18, 2004                       By: /s/  Ellen J. DiStefano
                                                     ___________________________
                                                     Ellen J. DiStefano
                                                     Chief Financial Officer and
                                                     Executive Vice President